UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 3, 2011

(Date of earliest event reported)

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

PA	000-23777	23-2939222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania		18503-1848
(Address of principal executive offices)		(Zip Code)

(570) 346 - 7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Penseco Financial Services Corporation (the “Company”) was held on May 3, 2011. At the annual meeting, the shareholders of the Company voted upon the election of two directors to the Class of 2015, each to serve a four-year term and until his successor is duly elected and qualified; an advisory, non-binding vote on the compensation of the Company’s named executive officers; an advisory, non-binding vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and the ratification of the selection of McGrail, Merkel, Quinn & Associates as the Company’s independent registered public accounting firm for fiscal year 2011.

The names of each director elected at the meeting, as well as the number of votes cast for and withheld, as well as the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
P. Frank Kozik	1,593,147	31,304	591,234
Steven L. Weinberger	1,594,515	29,936	591,234

As to the advisory, non-binding vote on the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstentions	Broker Non-Votes
1,482,060	84,775	57,616	591,234

As to the advisory, non-binding vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the number of votes cast for each of 1 year, 2 years, and 3 years, as well as the number of abstentions and broker non-votes, are as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,104,566	330,305	102,107	87,071	591,636

As to the vote on the ratification of the selection of McGrail, Merkel, Quinn & Associates as the Company’s independent registered public accounting firm for fiscal year 2011, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstentions	Broker Non-Votes
2,179,306	3,847	32,532	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Craig W. Best
Name:	Craig W. Best
Title:	President and CEO

Date: May 6, 2011